Exhibit 99.1

LuxUrban Hotels Closes First Tranche of Private Placement of Senior Secured Convertible Notes
Due 2027 and Common Stock Purchase Warrants

MIAMI, FL, - August 13, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), which secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) under which it manages the hotel and rents out, on a short-term basis, rooms to business and vacation travelers, today announced that it has closed the first tranche of a private offering (the “Notes Offering”) to sell up to $10 million aggregate principal amount of new senior secured convertible notes due 2027 (the “Notes”) and common stock purchase warrants (“Note Warrants”) in one or more closings through August 30, 2024.

The first tranche closing occurred on August 13, 2024 and generated gross cash proceeds of $2.1 million. The Company intends to use the net cash proceeds from the Notes Offering for working capital and other general corporate purposes. Among these corporate purposes is the continued advancement of Lux 2.0, the Company’s previously announced series of initiatives focused on identifying and curing various financial and operational issues, and to create a platform that can deliver long-term shareholder value.

The Notes bear interest at 18%, are secured by substantially all of the assets of the Company, and are being sold to certain accredited investors in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

ADDITIONAL INFORMATION REGARDING THE OFFERING

Under the terms of the Notes Offering, certain equity investors and holders of promissory notes evidencing existing borrowed money obligations of the Company were entitled to convert such equity and debt into the offering. As a result of these conversions, the Company will issue an additional aggregate of $2.8 million principal amount of Notes and corresponding Note Warrants to purchase shares of common stock as part of the initial closing.

Repayment of the principal amount of the Notes commences twelve (12) months from the date of issuance. The principal shall be repaid in twenty-four (24) equal monthly installments commencing on August 13, 2025 and continuing on the same day of each month thereafter until the principal amount is paid in full (“Principal Payments”), with all principal and interest due thereon to be paid on or prior to August 13, 2027 (the “Maturity Date”), unless the Notes are previously converted into common stock or preferred stock as prescribed under the terms of the offering.

Subject to the occurrence of certain events as outlined in the definitive agreements, the Note Warrants shall become exercisable and the Notes: a.) will be convertible from time to time at the election of the holders into shares of common stock of the Company; and b.) will mandatorily convert into a newly created series of preferred stock.

The Notes and Note Warrants will not be registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The purchasers in the Offering have customary registration rights with respect to the shares of Common Stock into which the Notes and Note Warrants are convertible or exercisable.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to the Company’s ability to successfully de-platform its properties from its former franchise partner and operate independently, its ability to improve its working capital and cash flow profiles, enhance its balance sheet and deliver organic revenue growth, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC, the base prospectus comprising part of the Registration Statement and when filed, the prospectus supplement filed with respect thereto. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws. The Company will file the definitive agreements governing the Notes Offering as exhibits to a Current Report on Form 8-K to be filed with the SEC.

Contact

Devin Sullivan

Managing Director

The Equity Group Inc.

dsullivan@equityny.com

Conor Rodriguez, Analyst

crodriguez@equityny.com